                                 SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              IMCO RECYCLING INC.
                              -------------------
               (Name of Registrant as Specified In Its Charter)

                              IMCO RECYCLING INC.
                              -------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

                              IMCO Recycling Inc.

Dear Stockholder:

   You are cordially invited to the Annual Meeting of Stockholders of IMCO Recycling Inc. scheduled to be held at the Central Tower at Williams Square, Twenty-Sixth Floor, La Cima Club, 5215 North O'Connor Blvd., Irving, Texas, on Wednesday, May 8, 2002, commencing at 9:00 A.M., Central Daylight Savings Time. Your Board of Directors and management look forward to greeting those stockholders able to attend in person.

   At the meeting, you will be asked to elect two directors to serve until the 2005 Annual Meeting of Stockholders. Your Board of Directors has unanimously nominated these persons for election as directors. You are also being asked to ratify the appointment of Ernst & Young LLP as the Corporation's independent auditors for 2002. Information concerning the Board nominees and the proposal regarding the Corporation's independent auditors, as well as other important information, is contained in the accompanying proxy statement which you are urged to read carefully.

   Whether or not you plan to attend in person and regardless of the number of shares you own, it is important that your shares be represented and voted at the meeting. Accordingly, you are requested to sign, date and mail the enclosed proxy at your earliest convenience. Your shares will then be represented at the meeting, and the Corporation will be able to avoid the expense of further solicitation.

   On behalf of IMCO's Board of Directors and employees, thank you for your cooperation and continued support.

                                          Sincerely,

                                          Don V. Ingram
                                          Chairman of the Board

April 9, 2002

                              IMCO RECYCLING INC.
                     5215 North O'Connor Blvd., Suite 1500
                       Central Tower at Williams Square
                              Irving, Texas 75039

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 8, 2002

                               -----------------

To the Stockholders of
  IMCO Recycling Inc.

   The 2002 Annual Meeting of Stockholders of IMCO Recycling Inc. (the "Corporation") will be held at the Central Tower at Williams Square, Twenty-Sixth Floor, La Cima Club, 5215 North O'Connor Blvd., Irving, Texas, on Wednesday, May 8, 2002, at 9:00 A.M., Central Daylight Savings Time, for the following purposes:

    1. To elect two Class III directors to hold office until the 2005 Annual Meeting of Stockholders.

    2. To consider and ratify the appointment of Ernst & Young LLP as the Corporation's independent auditors for 2002.

    3. To transact any other business which properly may be brought before the meeting and any adjournment thereof.

   Only holders of record of the Corporation's common stock at the close of business on March 15, 2002 are entitled to notice of and to vote at the Annual Meeting. A complete list of these stockholders of record will be open to the examination of any stockholder at the Corporation's principal executive offices at 5215 North O'Connor Blvd., Suite 1500, Central Tower at Williams Square, Irving, Texas for a period of ten days before the meeting. The meeting may be adjourned from time to time without notice other than by announcement at the meeting.

   Whether or not you plan to attend the annual meeting, please sign and date the enclosed proxy and return it in the envelope provided. If you receive more than one proxy card because your shares are registered in different names or at different addresses, each proxy card should be signed and returned to ensure that all of your shares will be voted. The proxy card should be signed by you exactly as your stock is registered. If you have already signed and returned your proxy, you may revoke it at any time prior to the meeting, and if you are present at the meeting, you may withdraw it and vote in person. Attendance at the annual meeting is limited to stockholders, their proxies and invited guests of the Corporation.

   This Notice, the accompanying Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors of the Corporation.

                                          Paul V. Dufour
                                          Secretary

Irving, Texas
April 9, 2002

                              IMCO RECYCLING INC.
                     5215 North O'Connor Blvd., Suite 1500
                       Central Tower at Williams Square
                              Irving, Texas 75039

                               -----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 8, 2002

                               -----------------

                   SOLICITATION AND REVOCABILITY OF PROXIES

   The Board of Directors of the Corporation is soliciting proxies to be voted at the Annual Meeting of Stockholders to be held in Irving, Texas on May 8, 2002 and at any adjournment of the meeting. The Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 9, 2002.

   This proxy solicitation is intended to give stockholders the opportunity to vote on the matters set forth in the accompanying Notice of Annual Meeting. The proxy permits stockholders to withhold voting for any or all nominees for election to the Corporation's Board of Directors and to abstain from voting on any other specified proposal if the stockholder chooses.

   All holders of record of shares of the Corporation's common stock at the close of business on March 15, 2002 (the Record Date) are entitled to notice of and to vote at the meeting. On the Record Date, the Corporation had outstanding 15,306,467 shares of common stock. Each share of common stock is entitled to one vote on each matter to come before the meeting. The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock entitled to vote as of the Record Date is necessary to constitute a quorum at the meeting. A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting, so long as there is a quorum, is required for the election of directors. Approval of other proposals discussed in this Proxy Statement requires the affirmative vote of a majority of the votes cast by the stockholders represented at the Annual Meeting, assuming a quorum is present.

   With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all other proposals and will be counted as present for purposes of the item on which the abstention is noted. Under the rules of the New York Stock Exchange (NYSE), brokers who hold shares in street names for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers who do not receive instructions are entitled to vote on the election of directors and the proposal to ratify the appointment of the auditors. Under Delaware law, a broker non-vote will have no effect on the outcome of the election of directors or the proposal to ratify the appointment of the independent auditors.

   A stockholder has the unconditional right to revoke his or her proxy at any time before it is voted. Any proxy given may be revoked either by a written notice signed and delivered to the Secretary of the Corporation before the proxy is exercised, by signing a subsequent proxy or by voting in person at the meeting (although simply attending the Annual Meeting without either signing a ballot or signing a subsequent proxy will not revoke a proxy). Where a stockholder's signed proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specification is made, the shares will be voted (i) FOR the nominees for director identified below; and
(ii) FOR the ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditors for 2002.

                              2003 ANNUAL MEETING

   The Board intends to hold the Corporation's next Annual Meeting of Stockholders on or about May 14, 2003. A Proxy Statement and Notice of this meeting will be mailed to all stockholders approximately one month prior to that date. In order to be eligible for inclusion in the Corporation's proxy statement for the 2003 Annual Meeting of Stockholders, a proposal of a stockholder must be received by the Corporation at its principal executive offices in Irving, Texas, by December 10, 2002. All stockholder proposals of this nature must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission (SEC) under the Securities Exchange Act of 1934 (the Exchange Act).

   In addition, in order for a stockholder proposal to be raised from the floor during next year's annual meeting, written notice about that proposal must be received by the Corporation by no later than December 10, 2002 and must contain the necessary information required by the Corporation's bylaws. In order for a stockholder to make a director nomination at an annual meeting, it is necessary to notify the Corporation not fewer than 120 days in advance of the date specified in the Proxy Statement for this year's Annual Meeting. Thus, since April 9, 2002 is specified as the mailing date in this year's Proxy Statement, in order for any nomination notice to be timely for next year's annual meeting, it must be received by the Corporation not later than December 10, 2002 (that is, 120 days prior to April 9, 2003). Also, the notice must meet all the other requirements contained in the Corporation's bylaws for nominating directors. If you would like a copy of the relevant bylaw provisions containing the requirements for making stockholder proposals and nominating director candidates, please contact the Corporation's corporate secretary at the executive headquarters of the Corporation. Also, under "Meetings of Directors and Committees--Committee on Directors" you can find information about suggestions for nominations to the Board of Directors.

                       VOTING AND PRINCIPAL STOCKHOLDERS

   At the Record Date, there were outstanding 15,306,467 shares of common stock which were held of record by 425 stockholders. The holders of the common stock have no appraisal or similar rights with respect to any of the matters being voted on at the Annual Meeting.

   The following table sets forth as of March 15, 2002, certain information with regard to the beneficial ownership of common stock by (i) all persons known by the Corporation to be the beneficial owner of more than 5% of the outstanding common stock of the Corporation; (ii) each director and nominee for director of the Corporation (see "Election of Directors"); (iii) each named executive officer of the Corporation; and (iv) all executive officers and directors as a group.

                                                               Shares Underlying    Total    Percent
                                                Number Of     Options Exercisable Beneficial   of
           Name of Beneficial Owner             Shares (1)      Within 60 Days    Ownership   Class
           ------------------------             ----------    ------------------- ---------- -------

Don V. Ingram.................................. 1,661,670 (2)       185,167       1,846,837   11.9%
 2200 Ross Ave., Suite 4500-E
 L.B. 170
 Dallas, Texas 75201

William Warshauer.............................. 1,107,403 (3)        17,921       1,125,324    7.3%
 80 Lane 530A Lake James
 Fremont, Indiana 46737

Dimensional Fund Advisors Inc.................. 1,412,100(4)            -0-       1,412,100    9.2%
 1299 Ocean Avenue, 11 th Floor
 Santa Monica, California 90401

Eagle Asset Management, Inc....................   929,908 (5)           -0-         929,908    6.1%
 880 Carillion Parkway
 St. Petersburg, Florida 33716

James C. Cooksey...............................       -0-               -0-             -0-      *

John J. Fleming................................    29,254            20,990          50,244      *

John E. Grimes.................................     1,226             8,000           9,226      *

Jeb Hensarling.................................    10,086            10,540          20,626      *

Don Navarro....................................     7,569            40,990          48,559      *

Hugh G. Robinson...............................     3,516             8,921          12,437      *

Paul V. Dufour.................................   321,323 (6)       155,500         476,823    3.1%

Richard L. Kerr................................   177,164 (7)       115,500         292,664    1.9%

James B. Walburg...............................     8,470            37,759          46,229      *

M. Russ Robinson...............................    52,243 (8)       375,000 (9)     427,243    2.7%

All Executive Officers and Directors as a group
  (15 persons, including those individuals
  named above)................................. 3,412,097          1,040,322 (10) 4,452,419   27.2%

--------
 * Less than 1%

(1) Except as otherwise indicated, the persons named in the table possess sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Includes shares of common stock held by wives and minor children of such persons and corporations in which such persons hold a controlling interest.

(2) Represents 1,421,529 shares owned by Mr. Ingram directly, including 400,000 shares of restricted stock, 78,141 shares owned by Mr. Ingram's wife and 162,000 shares held by trusts and custodial accounts created for the benefit of Mr. Ingram's children and relatives. Substantially all of these shares, except the restricted stock, have been pledged or are held in margin maintenance accounts.
(3) Represents 17,703 shares owned by Mr. Warshauer directly, 12,960 shares owned by Mr. Warshauer's wife and 1,076,740 shares owned by a limited partnership in which both Mr. Warshauer and his wife own a 50% partnership interest. Of these shares, 90,000 shares are held in an escrow fund and subject to return to the Corporation under certain conditions pursuant to an Escrow Agreement by and among Mr. Warshauer, his wife and the Corporation, entered into in connection with the Corporation's acquisition of Alchem Aluminum, Inc. in 1997. Mr. Warshauer is not standing for reelection as a director of the Corporation at the 2002 Annual Meeting of Stockholders.
(4) Information with respect to beneficial ownership of shares of common stock by Dimensional Fund Advisors Inc. is based solely upon the report of that firm on Schedule 13G dated January 30, 2002 as filed with the SEC.
(5) Information with respect to beneficial ownership of shares of common stock by Eagle Asset Management, Inc. is based solely upon the latest report of that firm on Schedule 13G dated January 10, 2002.
(6) Includes 160,000 shares of restricted stock.
(7) Includes 90,000 shares of restricted stock.
(8) Represents 47,443 shares owned by Mr. Robinson directly and 4,800 shares held by trusts created for the benefit of Mr. Robinson's children. Of the shares owned by Mr. Robinson, 15,002 shares are held in an escrow fund and subject to return to the Corporation under certain conditions pursuant to an Escrow Agreement between Mr. Robinson and the Corporation, entered into in connection with the Corporation's acquisition of U.S. Zinc Corporation in 1998. Mr. Robinson resigned in December 2001 as an officer and director of U.S. Zinc and its affiliates.
(9) Represents vested shares under a warrant granted to Mr. Robinson by the Company in connection with the Company's acquisition of U.S. Zinc in 1998. The exercise price under this warrant is $19.04 per share.
(10) Represents outstanding options under the Corporation's stock option plans granted to executive officers and directors of the Corporation which are exercisable within 60 days of March 15, 2002.

                             ELECTION OF DIRECTORS

General

   The Certificate of Incorporation of the Corporation provides that the number of directors that constitute the whole Board of Directors shall be fixed from time to time exclusively by the Board of Directors (but not to less than three) and that the directors will be divided into three classes as nearly equal in number as possible. The term of office of the Class III Directors expires at the Annual Meeting of Stockholders to be held on May 8, 2002, the term of office of the Class II Directors expires at the 2003 Annual Meeting of Stockholders and the term of office of the Class I Directors expires at the 2004 Annual Meeting of Stockholders.

   The persons named in the proxy will vote for Hugh G. Robinson and James C. Cooksey as nominees for election as Class III Directors except where authority has been withheld as to a particular nominee or as to both nominees. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If either nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority for any substitute nominee designated by the Board.

Directors and Nominees for Election to the Board of Directors

  NOMINEES

  Class III Directors

                              Name             Age
                              ----             ---
                              Hugh G. Robinson 69
                              James C. Cooksey 53

   Hugh G. Robinson has served as a director since 1999. He is Chairman and Chief Executive Officer of The Tetra Group, Inc., a construction management firm located in Dallas, Texas. He has held that position since 1989. Prior to then, Mr. Robinson was President of Cityplace Development Corporation, a real estate development subsidiary of the Southland Corporation. Mr. Robinson is a former Chairman and Board member of the Federal Reserve Bank of Dallas. Mr. Robinson served as an officer in the United States Army, retiring with the rank of Major General. He is currently a member of the Boards of Directors of Guaranty Federal Savings Bank and Circuit City Stores, Inc., and is on the Advisory Board of TXU Electric Co.

   James C. Cooksey was appointed as a director in March 2002. He is the owner of Jackson & Cooksey, Inc., a Dallas, Texas-based corporate real estate advisory firm that he founded in 1981. He is also the founder and principal of Trinity Interests, a real estate management company based in Dallas, Texas. Mr. Cooksey served as Director of the Dallas County Department of Planning, Research and Grants from 1974 through 1980.

  DIRECTORS CONTINUING IN OFFICE

  Class II Directors; Present Term Expires 2003.

                              Name            Age
                              ----            ---
                              Don Navarro.... 57
                              John J. Fleming 62
                              Jeb Hensarling. 44

   Don Navarro has served as a director since 1986. Mr. Navarro is the owner and president of Don Navarro Company, a company which provides business and management services to public and private companies, specializing in assisting organizations to develop, refine and implement strategic plans. Mr. Navarro also serves as a director of Optical Switch Corporation, Inc.

   John J. Fleming has served as a director since 1989. Mr. Fleming serves as chairman, president and chief executive officer of Bonanza Energy Ltd., a private energy and investment company. Mr. Fleming also serves as a director of TransAtlantic Petroleum Corp., Newfoundland Capital Corporation, CHC Helicopter Corporation, Southwestern Gold Corporation, Aurora Platinum Corporation and Roseland Resources Ltd.

   Jeb Hensarling has served as a director since 1998. He is a principal and owner of F-H & Associates, a public affairs and media relations consulting firm located in Dallas, Texas. Mr. Hensarling served from 1993 to 1995 as vice president of Maverick Capital, an investment management firm, and as executive director of the National Republican Senatorial Committee. Mr. Hensarling managed U.S. Senator Phil Gramm's 1990 Reelection Campaign.

  Class I Directors; Present Term Expires 2004.

                               Name           Age
                               ----           ---
                               Don V. Ingram. 66
                               John E. Grimes 61

   Don V. Ingram has served as a director since 1988. He was elected chief executive officer of the Corporation in February 1997 and has served as Chairman of the Board of the Corporation since 1994. Mr. Ingram played the major role in the Corporation's formation in 1986. Mr. Ingram has been owner and President since 1984 of Summit Partners Management Co., a private investment management company in Dallas. Mr. Ingram is also a director of GRT Corporation.

   John E. Grimes has served as a director since 2001. Mr. Grimes retired in July 2000 from his position as President and General Manager of the Dallas/Fort Worth subsidiary of Enterprise Rent A Car, a national rental car company for which he served in various positions since 1971.

   The Board recommends that stockholders vote FOR Hugh G. Robinson and James
C. Cooksey as nominees for election as Class III Directors at the Annual Meeting of Stockholders.

                     MEETINGS OF DIRECTORS AND COMMITTEES

   Board Meetings. The Board held a total of five meetings in 2001. Each director attended at least 75% of the meetings of the full Board and the committees of which he was a member held during 2001. The Board has established four standing committees to assist it in the discharge of its responsibilities.

   Audit Committee. The Audit Committee reviews the professional services provided by the Corporation's independent auditors and the independence of that firm from management of the Corporation. This Committee also reviews the scope of the audit coverage, the annual and quarterly financial statements of the Corporation, the adequacy of the Corporation's internal accounting controls, certain internal audit matters and such other matters with respect to the accounting, auditing and financial reporting functions of the Corporation as it may find appropriate or as have been brought to its attention. This Committee held five meetings in 2001. The members of the Audit Committee are Hugh G. Robinson, Chairman, Mr. Hensarling and Mr. Grimes.

   Compensation Committee. The Compensation Committee reviews and recommends the amount and form of compensation and benefits payable to all officers, advises and consults with management regarding the benefit plans and compensation policies and practices of the Corporation and administers the Corporation's stock option, incentive and bonus plans. This Committee held three meetings in 2001. The members of the Compensation Committee are Mr. Robinson, Chairman, Mr. Hensarling and Mr. Grimes.

   Environmental Committee. The Environmental Committee was established for the purposes of providing oversight and reviewing, reporting on and making recommendations to the Board regarding the Corporation's policies concerning environmental, health and safety matters affecting the Corporation. This Committee held three meetings in 2001. The current members of the Environmental Committee are Mr. William Warshauer, Chairman and Mr. Navarro.

   Committee on Directors. The Committee on Directors was established for the purpose of recommending to the Board nominees for election or reelection as director and to recommend policies regarding certain Board governance issues. While the Committee on Directors normally is able to identify from its own resources an ample number of qualified candidates, it will consider stockholder suggestions of persons to be considered as nominees to fill future vacancies on the Board. These suggestions must be sent in writing to the Secretary of the Corporation at the Corporation's executive headquarters, and must be accompanied by detailed biographical and occupational data on the prospective nominee, along with a written consent of the prospective nominee to the consideration of his or her name by the Committee on Directors. Additionally, there must be no legal impediments to the nominee serving as a director. However, the selection of nominees is solely within the discretion of the Board of Directors. The Committee on Directors held one meeting in 2001. The members of the Committee on Directors are Mr. Navarro, Chairman, Mr. Fleming and Mr. Ingram.

                    AUDIT COMMITTEE REPORT TO STOCKHOLDERS

   This Audit Committee Report to Stockholders is not "soliciting material" and is not considered "filed" with the SEC and is not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933 (the Securities Act) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

   The Audit Committee is composed of three independent directors appointed by the Board of Directors and operates under a written charter adopted by the Board, a copy of which was attached to last year's Proxy Statement. The members of the Audit Committee as of the date of this report are Hugh G. Robinson (Chairman of the Committee), Jeb Hensarling and John E. Grimes.

   Management is responsible for the Corporation's financial reporting process, including its internal accounting and financial controls, the internal audit function and compliance with the Corporation's legal and ethics programs, as well as the preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States. The Corporation's independent auditors are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and for the issuance of a report on those financial statements. We have relied on management's representation that the financial statements have been prepared with objectivity and in conformity with accounting principles generally accepted in the U.S., and on the representations of the independent auditors included in their report on the Corporation's financial statements. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Our members are not, and do not hold themselves out to be, accountants or auditors by profession or experts in the fields of accounting or auditing. Our responsibility is merely to monitor these processes and report our findings to the full Board.

   In this context, the Audit Committee has met and held discussions, both separately and jointly, with management, the Corporation's internal auditors and Ernst & Young. Management represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young. Ernst & Young has discussed with the Audit Committee and provided written disclosures to the Committee members on (1) that firm's independence as required by the Independence Standards Board and (2) the matters required to be communicated by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee reviewed the fees paid to Ernst & Young for audit services compared with the fees paid for other services and concurred with management that the fees paid for other services would not affect the independence of the auditors in performing their audit function.

   Based on the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management and the report of Ernst & Young to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the SEC.

   Respectfully submitted by the members of the Audit Committee of the Board of Directors

   March 14, 2002.
                                          Hugh G. Robinson (Chairman)
                                          Jeb Hensarling
                                          John E. Grimes

                 COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

   The Compensation Committee of the Board of Directors of the Corporation (the Committee) has furnished the following report on executive compensation. The Committee report documents the components of the Corporation's executive officer compensation programs and describes the compensation philosophy on which 2001 compensation determinations were made by the Committee with respect to the executive officers of the Corporation, including the Chief Executive Officer and the four other executive officers that are named in the Summary Compensation Table in this Proxy Statement (the Named Executive Officers).

Compensation Philosophy and Overall Objectives of Executive Compensation
Programs

   It is the philosophy of the Corporation that executive compensation should be directly linked to improvements in corporate performance and the creation of long-term stockholder value. The Committee has adopted the following objectives as guidelines for compensation decisions:

    . Provide a competitive total executive compensation package that enables the Corporation to attract and retain key executives,

    . Integrate all pay programs with the Corporation's annual and long-term business objectives and strategy, and focus executives on the fulfillment of these objectives, and

    . Provide variable compensation opportunities that are directly linked with the performance of the Corporation.

   In 2001 the Committee engaged PricewaterhouseCoopers LLP ("PwC") to serve as the Committee's independent consultant and assist the Committee in its deliberations in determining 2001 compensation awards. During 2001, the Corporation's executive compensation program consisted of three components: (1) base salary, (2) an annual incentive award based on overall company performance, business unit performance and individual performance, and (3) a long-term incentive award which is intended to support the achievement of superior results over time and to align executive officer and stockholder interests. Awards of the second and third components of the executive compensation program are at the discretion of the Committee.

Cash Compensation

   Cash compensation components included base salary and the Corporation's annual incentive compensation plan (the Incentive Plan) cash awards. The base salary of each of the executive officers is determined by an evaluation of the responsibilities of that position and by comparison to the average level of salaries paid in the competitive market in which the Corporation competes for comparable executive ability and experience. Annually, the performance of each Named Executive Officer is reviewed by the Committee and, in the case of the other executive officers, by the Chief Executive Officer, taking into account the Corporation's operating and financial results for that year, the contribution of each executive officer to these results, the achievement of goals established for each executive officer at the beginning of each year and competitive salary levels for persons in those positions in the markets in which the Corporation competes. To assist in its deliberations, the Committee is advised by PwC in compiling comparable salary and incentive compensation information for a number of representative companies in the industry. Following its review of the performance of the Named Executive Officers, the Committee reports their recommendations for salaries and incentive awards to the Board of Directors.

   The Corporation implemented the Incentive Plan in 1999. The Committee believes the Incentive Plan should be the principal short-term incentive plan for providing cash bonus opportunities for the Corporation's executives contingent upon profitability of operating results. The Incentive Plan corporate financial targets for 2001 were return on net assets (RONA) compared to the Corporation's peer group and budgeted earnings before interest, taxes, depreciation and amortization (EBITDA).

   As in the case of fiscal 2000, the Corporation did not meet the predetermined Incentive Plan target goals for 2001, and there were no annual base salary increases or Incentive Plan compensation awards for the Named Executive Officers except for Mr. Walburg, whose annual base salary was increased effective January 2002. Mr. Robinson's salary was paid under the terms of an employment agreement entered into when the Corporation acquired U.S. Zinc in 1998. In December 2001, the Committee approved 2002 EBITDA and RONA target goals. The Committee will continue to review and modify the performance goals for the Incentive Plan as necessary to ensure reasonableness, achievability and consistency with overall Corporation objectives and expectations.

Long Term Incentives

   The Committee believes that it is essential to align the interests of the Corporation's executive officers and other key management personnel responsible for the growth of the Corporation with the interests of the Corporation's stockholders. The Committee believes that this is best accomplished through the provision of stock-based and cash-based long-term incentives that align themselves to enhancing the Corporation's value. In 2001 the Committee awarded stock options for 86,500 shares of common stock under the Incentive Plan to the Named Executive Officers.

   In 2000 the Board adopted, and the stockholders approved, the IMCO Recycling Inc. Performance Share Unit Plan. A total of 97,000 performance share units were awarded to the Named Executive Officers in 2001 for the three-year performance period ending December 31, 2003.

   In addition, during 2001, the Committee recommended, and the Board approved, the IMCO Recycling Inc. 2000 Restricted Stock Plan, which provides the Committee and the Board the flexibility to grant awards of restricted stock of up to 300,000 total shares to executives and key employees as an alternative to stock option grants. No awards under this plan have been made to date. However, during 2000 and early 2001, the Compensation Committee recommended, and the Board approved, grants of contractual restricted stock awards to Messrs. Ingram, Dufour and Kerr of a total of 650,000 shares of restricted stock, in connection with employment agreements entered into with each of these individuals.

   The Committee will continue to review long-term incentives and make recommendations, where it deems appropriate, to the Board of Directors from time to time, to assure that the Named Executive Officers and other key employees are appropriately motivated and rewarded based on the long-term financial success of the Corporation.

Chief Executive Officer Compensation

   In determining the compensation of Don V. Ingram, the Chairman and Chief Executive Officer, the Committee considered the Corporation's operating and financial results for 2001, evaluated Mr. Ingram's individual performance and contribution to those results and considered the compensation range for other chief executive officers of companies in the industry. Based on that review and assessment, there was no change to Mr. Ingram's base salary of $525,000 per year, and Mr. Ingram received no cash bonus awards under the Incentive Plan.

   Mr. Ingram was awarded 50,000 performance share units under the Performance Share Unit Plan. The value of this award, if any, will be based on the achievement of performance goals established for the three-year period ending December 31, 2003. In addition, Mr. Ingram was awarded stock options for 25,500 shares of common stock under the Incentive Plan during 2001.

Section 162(m) of the Internal Revenue Code

   Section 162(m) of the Internal Revenue Code disallows a corporation's tax deduction for compensation paid to its chief executive officer and its named executive officers in excess of $1,000,000 per person. Performance-based compensation and certain other compensation are not subject to this deduction limitation. Neither the Corporation's Chief Executive Officer nor any of its Named Executive Officers received compensation in excess of this limitation in 2001. The Corporation reviews its compensation plans to minimize potential adverse effects of this legislation. The Committee will consider recommending such steps as may be required to qualify either annual or long-term incentive compensation as performance-based. However, the Committee reserves the authority to award non-deductible compensation under circumstances they consider appropriate and has not adopted a policy that all compensation must be deductible.

Summary

   As a result of the concepts incorporated into the Corporation's compensation program, the Committee believes that the total compensation program for executive officers is competitive with the compensation programs provided by other corporations with which the Corporation competes, emulates programs of high-performing companies and will serve the best interests of the stockholders of the Corporation. The Committee also believes this program design will provide opportunities to participants that are consistent with the expectations of the Board of Directors and with returns that are generated on the behalf of the Corporation's stockholders.

   Respectfully submitted by the members of the Compensation Committee of the Board of Directors

   March 14, 2002
                                          Hugh G. Robinson, Chairman
                                          John E. Grimes
                                          Jeb Hensarling

   The Compensation Committee Report on executive compensation shall not be deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

                         STOCK PRICE PERFORMANCE GRAPH

   The following performance graph compares the yearly percentage change in the cumulative total stockholder return on the Corporation's common stock (as measured by dividing: (i) the sum of (A) the cumulative dividends for the measurement period and (B) the difference between the common stock share price at the end and the beginning of the measurement period by (ii) the common stock share price at the beginning of the measurement period) with the cumulative total return assuming reinvestment of dividends of (1) The Standard and Poor's 500 Index, (2) The Standard and Poor's Small Cap 600 Index (which includes the Corporation) and (3) an index of peer companies selected by the Corporation consisting of: Wolverine Tube, Inc., Commonwealth Industries, Inc., Mueller Industries, Inc., Century Aluminum Company, Special Metals Corporation, Brush Engineered Materials Inc., Titanium Metals Corporation, Commercial Metals Company and Lone Star Technologies Inc. The companies included in this index of peer companies were selected based on the following factors: (a) their participation in the metals industry, and (b) an asset base of between $400 million and $1.1 billion.

   In previous years, the Corporation's index of peer companies contained companies in the resource recovery industry. In the Corporation's 2001 proxy statement, only two representative companies were included in this peer index. One of these companies, Envirosource, Inc., is no longer publicly traded. Due to an increasing percentage of the Corporation's business being derived from purchases and sales of metal, the Corporation now considers itself a part of the metals industry, along with the other companies in the peer index for this year's proxy statement. Wellman, Inc., the only remaining company in last year's peer index, does not participate in the metals industry and is not included in this year's peer index. A separate line for the 2001 peer index, consisting solely of Wellman, Inc., is included in the performance graph.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG IMCO RECYCLING INC., THE S & P 500 INDEX,
                         THE S & P SMALLCAP 600 INDEX,
                    A NEW PEER GROUP AND AN OLD PEER GROUP









                                    [CHART]

                IMCO        S&P 500   S&P SmallCap 600   New Peer   Old Peer
           Recycling Inc.                                 Group      Group
12/96      100              100.00    100.00             100.00     100.00
12/97      111.08           133.36    125.58             113.19     115.94
12/98      108.29           171.47    129.01              65.42      61.99
12/99       90.05           207.56    145.01              88.13     116.44
12/00       39.34           188.66    162.13              79.23      90.47
12/01       52.95           166.24    195.17              73.17     101.54



* $100 invested on 12/31/96 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

   The foregoing graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

                    REMUNERATION OF DIRECTORS AND OFFICERS

Summary of Cash and Certain Other Compensation

   The following table provides certain summary information concerning compensation paid or accrued by the Corporation to or on behalf of the Corporation's chief executive officer and each of the other four most highly compensated executive officers of the Corporation and its subsidiaries determined as of the end of the last fiscal year (the Named Executive Officers) for the fiscal years ended December 31, 2001, 2000, and 1999.

                          SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                         Annual Compensation                Compensation Awards
                                 ---------------------------------    -------------------------------
                                                                       Restricted       Securities
         Name and                                        Other annual    Stock          underlying       All other
    Principal Position      Year  Salary     Bonus(1)(2) compensation Award(s) ($)   Options/SARs (#) Compensation(4)
    ------------------      ---- --------    ----------- ------------ ------------   ---------------- ---------------
D.V. Ingram................ 2001 $525,000           --          --             --         25,500          $36,338
Chief Executive Officer     2000 $525,000           --          --     $2,125,000(3)          --          $44,954
and President               1999 $495,000     $309,210          --             --         25,000          $48,775

R.L. Kerr..................
Executive Vice President    2001 $300,000           --     $25,900(5)  $  395,100(3)      25,500          $11,958
and President, Aluminum     2000 $300,000           --     $25,900(5)          --             --          $13,810
Division                    1999 $288,000     $151,794     $12,950(5)          --             --          $22,985

P.V. Dufour................
Executive Vice President,   2001 $292,000           --     $30,780(5)          --         25,500          $11,227
Chief Financial Officer and 2000 $292,000           --     $30,780(5)  $  850,000(3)          --          $13,087
Secretary                   1999 $280,000     $151,794     $15,390(5)          --             --          $22,338

J.B. Walburg............... 2001 $149,000           --          --             --         20,000          $ 7,757
Senior Vice President       2000 $149,000           --          --             --             --          $ 7,033
and Treasurer               1999 $140,000     $ 71,700          --             --             --          $15,068

M.R. Robinson.............. 2001 $216,000(6)        --          --             --             --          $10,200
President, U.S. Zinc        2000 $216,000     $ 90,000          --             --             --          $ 4,800
Corporation                 1999 $216,000     $ 90,000          --             --             --          $ 4,463

--------

(1) Amounts represent cash bonus payments made to Named Executive Officers (a) in 2002 and 2001 with respect to fiscal year 2001; (b) in 2001 and 2000 with respect to fiscal year 2000; and (c) in 2000 and 1999 with respect to fiscal year 1999.
(2) Does not include grants of performance share units during 2000 or 2001. See "--Long-Term Incentive Plans--Awards in 2001" below.
(3) Represents restricted stock grants under award agreements in connection with employment agreements entered into with Mr. Ingram and Mr. Dufour during October 2000 and with Mr. Kerr during February 2001. The Corporation is required to use the closing price per share of its common stock on the date of the grant of the restricted stock award ($5.3125 on the NYSE on October 12, 2000 for Mr. Ingram and Mr. Dufour, and $4.39 on the NYSE on February 1, 2001 for Mr. Kerr) for valuation purposes under this column. These restricted shares cannot be sold or pledged and are subject to forfeiture during their restriction period under each grant. During the restriction period for each grant, vesting of the shares awarded does not begin until there is a "Change of Control" of the Corporation (as defined in the employment agreements). If the awards are not assumed by the Corporation's successor upon a Change of Control, or if equivalent substitute awards are not granted, then the restricted stock awards vest in full upon the Change of Control. If the awards are assumed or equivalent substitute awards are granted in replacement of the old awards, then the restriction period on the restricted stock awards will continue until the date that is two years after the Change of Control, when they will then fully vest. Dividends do not accrue and are not earned on the shares of restricted stock unless there is a Change of Control. The award agreements provide that upon a Change of Control, all stock options outstanding and held by these executives as of the date of their restricted stock grants and that remain unexercised as of the Change of Control event, will automatically terminate. Based on the last reported sales price on December 31, 2001 of common stock on the NYSE of $7.15 per share, Mr. Ingram's restricted stock holdings had a value of $2,860,000, Mr. Dufour's restricted stock holdings had a value of $1,144,000 and Mr. Kerr's restricted stock holdings had a value of $643,500. See "--Employment Agreements" below.
(4) Represents compensation paid or accrued pursuant to the Corporation's defined contribution plans and executive life and health insurance programs described below.
    Retirement Savings Plan. All of the Named Executive Officers except for Mr. Robinson participate in the Corporation's Retirement Savings Plan, which includes both a profit sharing plan feature and a 401(k) feature. Mr. Robinson participated in a similar defined contribution plan sponsored by U.S. Zinc.

    The Corporation contributed the following amounts to these plans for the accounts of the Named Executive Officers for the years 2001, 2000 and 1999:

                                      2001    2000   1999
                                     ------- ------ -------
                    Don V. Ingram... $ 4,981 $4,812 $11,091
                    Richard L. Kerr. $ 4,700 $3,909 $13,000
                    Paul V. Dufour.. $ 6,800 $5,100 $13,000
                    James B. Walburg $ 5,960 $5,058 $13,000
                    M. Russ Robinson $10,200 $4,800 $ 4,463

    Executive Life Insurance Programs. The Corporation has entered into split-dollar life insurance agreements with certain of the Named Executive Officers to provide them with death benefits in the following amounts: Mr. Ingram--$3,000,000; Messrs. Kerr and Dufour--$1,000,000 each; Mr. Walburg--$350,000. The amounts below include the entire dollar amount of the term life portion of each insurance premium and include the present value of the interest-free use of the non-term portion of each premium:

                                      2001    2000    1999
                                     ------- ------- -------
                    Don V. Ingram... $31,357 $40,142 $37,664
                    Richard L. Kerr. $ 7,258 $ 9,901 $ 9,985
                    Paul V. Dufour.. $ 4,427 $ 7,987 $ 9,338
                    James B. Walburg $ 1,797 $ 1,975 $ 2,068

(5) Represents interest forgiven under the terms of the Executive Option Exercise Loan Program. See "Option Exercises and Holdings--Loan Program" below.
(6) See "--Employment Agreements" below.

Stock Option Grants

                           OPTION GRANTS IN LAST FISCAL YEAR

                            Individual Grants
--------------------------------------------------------------------------
                                   Percent of total
                                   options granted
              Number of securities   to employees   Exercise or            Hypothetical
               underlying options   in fiscal year  base price  Expiration  Grant Date
    Name        granted (2) (#)          (%)          ($/Sh)       date     Value (1)
    ----      -------------------- ---------------- ----------- ---------- ------------
D.V. Ingram..        25,500              4.78%         $4.39    02/01/2011   $45,135
R.L. Kerr....        25,500              4.78%         $4.39    02/01/2011   $45,135
P.V. Dufour..        25,500              4.78%         $4.39    02/01/2011   $45,135
J.B. Walburg.        10,000              1.87%         $4.39    02/01/2011   $17,700
                     10,000              1.87%          6.50    12/03/2011   $24,900
M.R. Robinson           -0-                --             --            --        --

--------
(1) The options are valued pursuant to the Black-Scholes valuation model, based upon the following assumptions: (a) expected stock price volatility calculated using monthly changes in stock price since January 1994, resulting in a stock price volatility of 0.442; (b) a risk-free rate of return calculated using the interest rates of five-year U.S. Treasury notes as of the date of the grant, resulting in a risk-free rate of return assumption of 3.11% and 4.66% for options granted on February 1, 2001 and December 3, 2001, respectively; (c) a weighted dividend yield assumption of 0.00; and (d) a time of exercise assumption of four years (although the actual option term is ten years, that period was reduced for valuation purposes to reflect the non-transferability, vesting schedule and risk of forfeiture of the options).
(2) All options granted to Named Executive Officers vest in three equal annual increments beginning on the first anniversary of the date of grant.

Option Exercises and Holdings

   General. No options were exercised by any of the Named Executive Officers during 2001. The following table provides information with respect to the Named Executive Officers concerning unexercised options held as of the end of 2001 under the Corporation's stock option plans:

    AGGREGATED OPTION EXERCISES IN 2001 AND DECEMBER 31, 2001 OPTION VALUES

                                                   Exercisable                      Unexercisable
                                        --------------------------------- ---------------------------------
                                        Number of shares     Value of     Number of shares     Value of
                                           underlying      unexercised       underlying      unexercised
                 Shares                   unexercised      in-the-money     unexercised      in-the-money
              acquired on     Value        options at       options at       options at       options at
    Name      exercise (#) realized (1)   12/31/01 (#)   12/31/01 ($) (2)   12/31/01 (#)   12/31/01 ($) (2)
    ----      ------------ ------------ ---------------- ---------------- ---------------- ----------------
D.V. Ingram..     -0-          -0-          176,667             $0             25,500          $70,380
R.L.Kerr.....     -0-          -0-          107,000             $0             25,500          $70,380
P.V. Dufour..     -0-          -0-          147,000             $0             25,500          $70,380
J.B. Walburg.     -0-          -0-           34,425             $0             20,000          $34,100
M.R. Robinson     -0-          -0-              -0-             $0                -0-          $     0

--------
(1) Value realized would be calculated based on the difference between the option exercise price and the closing market price of the common stock on the date of exercise multiplied by the number of shares to which the exercise relates.
(2) The last reported sale price of the Corporation's common stock on the NYSE composite tape on December 31, 2001 was $7.15 per share.

   Loan Program. During 1998, the Corporation, acting through the Compensation Committee, extended loans to certain management employees under the Corporation's Executive Option Exercise Loan Program (the Loan Program). The Loan Program was designed to facilitate these employees' ability to exercise their outstanding options and to pay their federal and state taxes realized upon exercise. All loans under the Loan Program bear interest at the "applicable federal rate," and all loans are secured by the shares purchased with the proceeds of the loan. Each loan matures in 2003. Interest on each "Tax Loan" is due and payable annually and at maturity. Interest on each "Exercise Loan" is due and payable at maturity. However, on each anniversary date of an Exercise Loan, if the employee remains employed with the Corporation, 50% of the interest accrued during the most recent year will be forgiven and 50% of the interest not forgiven from the prior year will also be forgiven. If still employed at the maturity date, all remaining interest will be forgiven on the maturity date.

   On March 1, 2002, loans based upon the terms set forth above were outstanding to two of the Named Executive Officers as follows: (i) Mr. Kerr, $454,390 (Exercise Loan) and $131,784 (Tax Loan), and (ii) Mr. Dufour, $540,000 (Exercise Loan) and $305,822 (Tax Loan). In addition, as of March 1, 2002, the Corporation had an aggregate of (i) $554,290 in Exercise Loans outstanding and
(ii) $167,975 in Tax Loans outstanding to three other executive officers who are not Named Executive Officers.

Long-Term Incentive Plans--Awards in 2001

   In 2000, the Board adopted the IMCO Recycling Inc. Performance Share Unit Plan, which was approved by the Corporation's stockholders at the 2000 annual meeting of stockholders. Grants of performance share units were made in 2000 and 2001. The following table shows the performance share unit awards granted to the Named Executive Officers in 2001 under the Performance Share Unit Plan.

                                               Estimated Future Payouts under
                                                    Non-Stock Price Plan
                                               -------------------------------
                Number of     Performance or
              Shares, Units Other Period Until
                or Other      Maturation or    Threshold   Target    Maximum
     Name      Rights (#)         Payout       ($ or #)   ($ or #)   ($ or #)
     ----     ------------- ------------------ --------- ---------- ----------
 D.V. Ingram.    50,000     01/01/01-12/31/03  $300,000  $1,500,000 $4,500,000
 R.L. Kerr...    20,000     01/01/01-12/31/03  $120,000  $  600,000 $1,800,000
 P.V. Dufour.    20,000     01/01/01-12/31/03  $120,000  $  600,000 $1,800,000
 J.B. Walburg     7,000     01/01/01-12/31/03  $ 42,000  $  210,000 $  630,000

   The amounts shown above under the Estimated Future Payouts columns are based upon levels of achievement of performance goals designated by the Compensation Committee for fiscal 2001 grants under the Performance Share Unit Plan. Performance goals for these grants are based in part upon the Corporation's return on net assets compared to a peer group of companies over the three-year period following date of grant and aggregate earnings before interest, taxes, depreciation and amortization (EBITDA) of the Corporation over this period. The target amount will be earned if the Corporation achieves 100% of the targeted EBITDA performance goals and is in the 60/th/ percentile of the return on net assets achieved by its peer group. The threshold amount will be earned if the Corporation achieves 90% of the targeted EBITDA performance goals and is in the 40/th/ percentile of the return on net assets achieved by its peer group. The maximum award amount will be earned if the Corporation achieves 130% of the targeted EBITDA performance goals and is in the 90/th/ percentile of the return on net assets achieved by its peer group. Based on the Corporation's results of operations for 2000 and 2001, no accruals for financial accounting purposes have been made for any payout under the Performance Share Unit Plan.

Employment Agreements

   The Corporation entered into an employment agreement with Mr. Ingram effective September 1, 2000. The agreement expires on September 1, 2002, but is automatically renewable for additional one year terms, unless either party provides prior written notice of termination. This agreement provides for an annual base salary to Mr. Ingram to be approved by the Board of Directors, initially at the rate of $525,000 per year. The agreement also provides for Mr. Ingram's participation in the Corporation's Incentive Plan, Performance Share Unit Plan, stock option plans and other benefit plans made available to senior executives.

   If the employment agreement is terminated by the Corporation without cause (as defined in the agreement) prior to a "change in control" (as defined in the agreement), the Corporation will pay Mr. Ingram in a lump sum no later than the termination date an amount equal to two times Mr. Ingram's "base amount" (his average annual compensation includible in his income for the five years preceding his termination, determined by reference to Section 280G of the Internal Revenue Code). If Mr. Ingram resigns for "good reason" (as defined in the agreement) before a change in control, the Corporation will pay to Mr. Ingram an amount equal to two and one-half (2.5) times his base amount, payable in installments over a 23-month period following the termination date.

   If Mr. Ingram is terminated without cause in connection with a change in control, or he resigns for good reason in connection with a change in control, or if he resigns or is terminated within a 30-day period beginning on the first anniversary date of the change in control, the Corporation will pay Mr. Ingram an amount equal to 2.99 times his base amount, calculated as of the termination date. This amount will be payable to him in a lump sum no later than the date of termination, or in the case of a termination without cause, in installments over a 23-month period following the termination date. In other instances, upon resignation Mr. Ingram will be entitled to receive in installments over a 23-month period severance pay in an amount equal to one times his highest annual base salary in effect over the term of the agreement. If he is terminated for cause, but not in connection with a major criminal offense, he will be entitled to severance pay in an amount up to his annual base salary amount in effect as of the termination date, payable in installments over a 23-month period following termination. The Corporation will be obligated to pay cash tax "gross-up" amounts to Mr. Ingram in the event that he becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code as the result of a change in control under Section 280G of the Code.

   Under the agreement, Mr. Ingram agreed to certain confidentiality and non-competition obligations and was granted 400,000 shares of restricted stock under a restricted stock award agreement.

   The Corporation entered into similar employment agreements with Mr. Dufour, Mr. Kerr and Mr. Walburg. The date of Mr. Dufour's and Mr. Walburg's agreements is September 1, 2000 and Mr. Kerr's is February 1, 2001. Each agreement is for a two-year term, but is automatically renewable for additional one year terms, unless either party provides prior written notice of termination. These agreements provide for annual base salaries to Mr. Dufour of $292,000, Mr. Kerr of $300,000 and Mr. Walburg of $149,000 and provide for their participation in the Corporation's Incentive Plan, Performance Share Unit Plan, stock option plans and other benefit plans made available to senior executives.

   The overall terms of Messrs. Dufour's, Kerr's and Walburg's employment agreements are similar to Mr. Ingram's, except that the amounts paid to Messrs. Dufour, Kerr and Walburg upon termination of employment on the same conditions contained in Mr. Ingram's agreement are either the same or less. The
Corporation is also obligated to pay cash tax "gross-up" amounts to Mr. Dufour or Mr. Kerr in the event that either of them becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code as the result of a change in control under Section 280G of the Code. The agreements contain certain confidentiality and non-competition obligations on the part of Messrs. Dufour, Kerr and Walburg. In addition, the agreements provide that Messrs. Dufour and Kerr are to be granted 160,000 and 90,000 shares, respectively, of restricted stock under restricted stock award agreements. See "-- Summary of Cash and Certain Other Compensation" and "Compensation Committee Report to Stockholders."

   Mr. Robinson's Employment Agreement with U.S. Zinc terminated in December 2001 following Mr. Robinson's resignation from all positions with U.S. Zinc and its affiliates.

Directors' Compensation

   Retainers. The 1996 Annual Incentive Program provides that an annual retainer in dollars will be set by the Board for each year. For fiscal 2001, the annual retainer amount was $24,000. The retainer will be paid in four quarterly installments following the annual meeting of stockholders of the Corporation each year. One-half of the retainer will be paid in shares of common stock, and the remaining one-half will be paid, at the election of the director, in either cash or shares of common stock. The directors make their election on the date of the annual meeting of stockholders of the Corporation. The number of shares to be issued each quarter will be calculated by dividing the amount of the retainer to be paid in stock for that installment by the closing price per share of the common stock as of the close of business on the last trading day of that quarter.

   In addition, each director is entitled to receive $1,000 per Board or committee meeting attended and $250 for telephonic meetings. The Chairmen of the Compensation and Audit Committees are each to receive an annual cash retainer of $4,000. Directors receive no attendance fees for attending committee meetings occurring on the same date as a Board meeting.

   Stock Options. The Corporation's 1992 Stock Option Plan provides that each incumbent non-employee director will receive a grant of stock options for 4,000 shares of common stock on the date of the annual meeting of stockholders of the Corporation for that particular year. The exercise price per share will be equal to the closing price per share on the NYSE on the day the annual meeting is held. For a newly-elected or newly-appointed director, the Corporation will grant him or her a stock option for 8,000 shares effective on the date he or she is initially elected or appointed. The exercise price will be equal to the closing price per share on the NYSE on the date of grant. All options granted will fully vest six months after the date of grant. On May 10, 2001, under the 1992 Stock Option Plan, each non-employee director, with the exception of Mr. Grimes, was granted an option to purchase 4,000 shares of common stock. Mr. Grimes was granted an option to purchase 8,000 shares of common stock. The exercise price per share with respect to those options is $6.50 (the closing price per share on the NYSE on May 10, 2001).

Compliance with Section 16(a)

   Section 16(a) of the Exchange Act requires the Corporation's officers, directors and persons who own more than 10% of the Corporation's common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms filed by them. Based solely upon the Corporation's review of those forms furnished to it and written representations from certain reporting persons, the Corporation believes that all filing requirements applicable to the Corporation's executive officers, directors and 10% stockholders were complied with during 2001.

Certain Transactions

   During 2001, the Corporation paid Don Navarro Company, a firm owned by Mr. Don Navarro, $166,178 for representing the Corporation regarding potential business opportunities for the Corporation and in connection with several collection matters that required the expertise of Mr. Navarro's firm.

   In 1999 the Corporation conveyed real property and improvements in Chicago, Illinois to a limited liability company owned by M. Russ Robinson, the former President of U.S. Zinc, and his brother. In exchange, the Robinsons' limited liability company paid $10,000 cash and signed a $2,440,000 promissory note . The debt under the note was scheduled to mature June 30, 2002, bore interest at a rate of 8% per annum payable in monthly installments, and was secured by a first lien mortgage on the property conveyed. The outstanding balance of this indebtedness ($556,895) was repaid in full on April 11, 2001 and the mortgage on the property was released.

   The Corporation had also entered into a lease with the Robinsons' limited liability company for the continued use of this property through December 31, 2001, at an annual rental cost of $195,000, payable in monthly installments. The lease was terminated by agreement of the parties effective January 31, 2001. During 2001, the Corporation paid the limited liability company an aggregate of $48,750 in rentals and related costs. However, until June 30, 2002, the limited liability company has the right, under certain circumstances, to require the Corporation to repurchase the property for $2,450,000 in the event the limited liability company becomes aware of certain environmental liabilities concerning the property.

   In addition, in July 2001 the Robinsons and the Corporation entered into a settlement agreement to resolve disputes over the calculation of distributions to the Robinsons under their earn-out agreement entered into in connection with the Corporation's acquisition of U. S. Zinc in July 1998. The earn-out agreement (which had been modified by the parties in 2000) had provided for additional cash payments to the Robinsons if a formula-derived percentage of U.S. Zinc's annual EBITDA exceeded certain specified annual thresholds. Under the settlement agreement, the Corporation agreed to pay the Robinsons $400,000 as a purchase price adjustment with regards to the U.S. Zinc acquisition.

   The Corporation also released to the Robinsons 50,000 shares of its common stock that had been held in escrow to secure indemnity obligations of the Robinsons under the U.S. Zinc acquisition agreement. The Robinsons also agreed to release 80,000 shares of the Corporation's common stock to the Corporation from the escrow. Any indemnification claims by the Corporation against the Robinsons in connection with its acquisition of U.S. Zinc will be offset in an amount up to the aggregate value of the 80,000 shares of common stock released to the Corporation under the settlement agreement ($554,640, being the average closing price per share of the Corporation's common stock for the 20 consecutive trading days ending three days prior to July 22, 2001, times 80,000 shares). The escrow agreement remains in effect except to the extent modified by the settlement agreement. The Robinsons and the Corporation have terminated their earn-out agreement.

            PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

   The Board, on the recommendation of its Audit Committee, has selected Ernst & Young LLP as its independent auditors to examine the consolidated financial statements of the Corporation for 2002. Stockholders are being asked to ratify this appointment. The Corporation has been informed that neither Ernst & Young nor any of its partners have any direct financial interest or any material indirect financial interest in the Corporation nor have had any connection during the past three years with the Corporation in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

   If the stockholders fail to ratify this selection, the Board and the Audit Committee will reconsider whether or not to retain Ernst & Young. Even if the selection is ratified, the Board and the Audit Committee may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Corporation.

   The members of the Corporation's Audit Committee are independent, as that term is defined in the rules of the NYSE for listed companies. During fiscal 2001, the Corporation engaged Ernst & Young to provide the following services:

    . Audit Fees--Ernst & Young's fees for the Corporation's 2001 annual audit and review of its interim financial information were $325,500.

    . Financial Information Systems Design and Implementation Fees--No services of this nature were performed by Ernst & Young for the Corporation in 2001.

    . All Other Fees--$102,000 was paid to Ernst & Young for all other services rendered during 2001.

   The services performed by Ernst & Young under the "All Other Fees" category included (i) $25,000 for acquisition and due diligence reviews, and (ii) $77,000 for other audit services including the audit of the Corporation's employee benefit plans.

   The Audit Committee considered the nature of the services rendered and the non-audit-related services, and did not consider the non-audit services to be incompatible with the auditors' independence.

   Representatives of Ernst & Young LLP are expected to be present at the annual meeting of stockholders with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

   The Board recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditors for 2002.

                                 OTHER MATTERS

   The Corporation will bear all costs of this proxy solicitation. In addition to soliciting proxies by mail, directors, executive officers and employees of the Corporation, without receiving additional compensation, may solicit proxies by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the common stock, and the Corporation will reimburse these brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials.

   The Board does not know of any business to be presented for consideration at the Annual Meeting other than that stated in the accompanying Notice. It is intended, however, that the persons authorized under the Board's proxies may, in the absence of instructions to the contrary, vote or act in accordance with their judgment with respect to any other proposal properly presented for action at such meeting.

   The Annual Report to Stockholders for the fiscal year ended December 31, 2001, which includes financial statements, accompanies this Proxy Statement. The Annual Report does not form a part of this Proxy Statement or the materials for the solicitation of proxies to be voted at the annual meeting.

   A copy of the Corporation's annual report on Form 10-K, including financial statements and schedules but not including exhibits, will be furnished to you if you send a written request addressed to IMCO Recycling Inc., Attn: Paul V. Dufour, 5215 N. O'Connor Blvd., Suite 1500, Central Tower at Williams Square, Irving, Texas 75039, telephone (972) 401-7200. The Corporation also will furnish its 10-K annual report to you if you are a "beneficial owner" of its common stock at no charge if you send a written request, addressed to Mr. Dufour, containing a good faith representation that at the Record Date you were a beneficial owner of common stock of the Corporation entitled to vote at the annual meeting of stockholders to be held May 8, 2002. Copies of any exhibit to the Form 10-K will be furnished upon the payment of a reasonable fee.

   Information contained in the Proxy Statement relating to the occupations and security holdings of directors and officers of the Corporation is based upon information received from the individual directors and officers.

   Please mark, sign, date and return the proxy card at your earliest convenience in the enclosed return envelope. No postage is required if mailed in the United States. A prompt return of your proxy card will be appreciated as it will save the expense of further mailings.

                                          By Order of the Board of Directors

                                          Paul V. Dufour
                                          Secretary

Irving, Texas
April 9, 2002

                                                          Please mark   |\  /|
                                                          your vote as  | \/ |
                                                          indicated in  | /\ |
                                                          this example  |/  \|

1. Election of Directors.
   The election of the following nominees to the Board of Directors as Class III Directors, unless otherwise indicated below.

    FOR     AGAINST             01 Hugh G. Robinson     02 James C. Cooksey

    [ ]       [ ]   IN THE EVENT THE UNDERSIGNED WISHES TO WITHHOLD AUTHORITY
                    TO VOTE FOR ANY PARTICULAR NOMINEE OR NOMINEES LISTED ABOVE,
                    PLEASE SO INDICATE BY CLEARLY AND NEATLY LINING THROUGH OR
                    STRIKING OUT THE NAME OF ANY SUCH NOMINEE OR NOMINEES.

2. Proposal to ratify the appointment    3. In their discretion upon such other
   of Ernst & Young LLP as the              matters as may properly come before
   independent auditors of                  the meeting or any adjournment
   the Corporation for 2002.                thereof.

    FOR    AGAINST    ABSTAIN

    [ ]      [ ]        [ ]                 Please complete, date, sign and mail
                                            this Proxy promptly in the enclosed
                                            envelope. No postage is required for
                                            mailing in the United States.

                                            Dated ________________________, 2002

                                            ____________________________________
                                                       Signature(s)

                                            ____________________________________
                                                       Signature(s)

                                            IMPORTANT: Please date the Proxy and
                                            sign exactly as your name appears in
                                            the Proxy. If shares are held by
                                            joint tenants, EACH joint owner
                                            should sign. Executors,
                                            administrators, trustees, guardians,
                                            and attorneys should indicate the
                                            capacity in which they sign.
                                            Attorneys should submit powers of
                                            attorney. If a corporation, please
                                            sign in full corporate name by
                                            president or other authorized
                                            officer. If a partnership, please
                                            sign in partnership name by
                                            authorized person.

                           /\ FOLD AND DETACH HERE /\

                      Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

         Internet                       Telephone                       Mail
http://www.eproxy.com/imr            1-800-435-6710

Use the Internet to vote          Use any touch-tone             Mark, sign and
your proxy. Have your             telephone to vote your         date your proxy
proxy card in hand when           proxy. Have your proxy         card and return
you access the web site.    OR    card in hand when you     OR      it in the
You will be prompted to           call. You will be                 enclosed
enter your control number,        prompted to enter your          postage-paid
located in the box below,         control number, located           envelope.
to create and submit an           in the box below, and
electronic ballot.                then follow the
                                  directions given.

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

                                REVOCABLE PROXY

                              IMCO RECYCLING INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) Don V. Ingram and Paul V. Dufour; or either of them, each with full power of substitution, as proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of IMCO Recycling Inc. (the "Corporation") to be held on Wednesday, May 8, 2002, at the Central Tower at Williams Square, Twenty-Sixth Floor, LaCima Club, 5215 North O'Connor Blvd., Irving, Texas, at 9:00 A.M., Central Daylight Savings Time, and at any and all adjournments and postponements thereof (the "Annual Meeting"), including (without limiting the generality of the foregoing) to vote and act on the matters as set forth on the reverse side.

     This Proxy will be voted at the Annual Meeting and any adjournments or postponements thereof as specified. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ON THE REVERSE SIDE AND FOR PROPOSAL 2 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM
3. This Proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.

                          (Continued on reverse side)

                           /\ FOLD AND DETACH HERE /\


Dear Stockholder(s):

Enclosed you will find material relating to the Corporation's 2002 Annual Meeting of Stockholders. The Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a stockholder, please remember that your vote is important to us. We look forward to hearing from you.

IMCO Recycling Inc.